                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (this "Agreement") is effective June 16, 1998 (the "Effective Date"), by and between CITY NATIONAL BANK OF SYLACAUGA ("CNB"), a national banking corporation ("Bank"), and WARRIOR CAPITAL CORPORATION, an Alabama corporation ("WCC"; hereinafter together with the Bank collectively referred to as "Employer"); and WILLIAM P. RILEY ("Executive").


                                    RECITALS

         WHEREAS, Pursuant to that certain Reorganization Agreement and Plan of Merger dated June 16, 1998 among WCC and City National Corporation ("CNC") (the "Merger Agreement"), the parties have agreed that CNC shall merge with and into WCC and City National Bank of Sylacauga shall be merged with and into The Bank, an Alabama banking corporation;

         WHEREAS, the Bank is a subsidiary of CNC; and

         WHEREAS, Executive has been and continues to employed by the Bank and, as a condition to the consummation of the transactions provided for in the Merger Agreement, Executive and Employer have agreed to enter into this Agreement;


                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual recitals and covenants contained herein, the parties hereby agree as follows:

         1. EMPLOYMENT. Employer agrees to employ Executive and Executive agrees to be employed by Employer, subject to the terms and provisions of this Agreement.

         2. TERM. The employment of Executive by Employer as provided in Section 1 will be for a period of three (3) years commencing on June 16, 1998.

         3. DUTIES: EXTENT OF SERVICES. Executive shall perform for Employer all duties incident to the position of President and CEO of Bank and, after merger, The Bank of Sylacauga. In addition, Executive shall engage in such other services for Employer or its affiliates as Employer from time to time shall direct. Executive shall use his best efforts in, and devote his entire time, attention, and energy, to Employer's business; provided that nothing contained herein is intended to prohibit Executive from spending a reasonable amount of time managing his personal investments and discharging his civic responsibilities as long as such activities do not interfere with his duties and obligations under this agreement.

         4. COMPENSATION.

            During the Term of this Agreement:

            a. Executive's annual base salary shall be an amount not less than $90,000.00.

            b. Life Insurance: Term life insurance as currently provided by CNB.

            c. Health Insurance: Fully paid (customary plan).

            d. Automobile: Bank shall furnish Executive with an automobile commensurate with Executive's position.

            e. Retirement: Standard plans offered by Employer, including profit-sharing, 401K, etc.

            f. Vacation, sick days, holidays: pursuant to Employer's standard policies.

            g. Full participation in other executive level compensation plans, privileges and benefits offered by Bank or The Bank and their affiliates until termination of agreement.

            h. Executive shall be reimbursed for his moving expense to Sylacauga, Alabama, up to $5,000.00 provided such move takes place within 24 months.

         5. DISCLOSURE OF INFORMATION. Executive will not, during or after the term of this Agreement, (i) disclose any written confidential information of Employer to any person, firm, corporation, association, or other entity not employed by or affiliated with Employer for any reason or purpose whatsoever, or
(ii) use any written confidential information for any reason other than to further the business of Employer. Executive agrees to return any written confidential information, and all copies thereof, upon the termination of Executive's employment (whether hereunder or otherwise).

         6. COMPETITION. Except as specifically provided otherwise in this Agreement, during the period of his employment by Employer and for such time as Employer is paying to Executive all of the compensation provided in Section 4, Executive will not, directly or indirectly, carry on or engage in similar business or solicit or do similar business with any customer of Bank or WCC's bank subsidiaries in any counties where the Bank or WCC's bank subsidiaries have places of business on the date of termination.

         7. TERMINATION.

            a. Employer shall be obligated to comply with all provisions of this Agreement and may terminate Executive only For Cause. "For Cause" shall mean (i) any act on the part of Executive which constitutes fraud or willful malfeasance of duty or an act of moral turpitude and is demonstrably likely to lead to material injury to Bank or WCC, (ii) a felony conviction of Executive; or (iii) the suspension or removal of Executive by federal or state banking regulatory authorities; provided, that "For Cause" shall not include Executive's medical disability.

            b. If Employer terminates Executive's employment hereunder "For Cause" or if Executive terminates his employment hereunder Executive shall not be entitled to any further compensation from Employer and the provisions of Section 6 shall survive for one year following the date of such termination.

            c. If Employer terminates Executive other than "For Cause", (i) all rights and obligations specified in Section 6 shall survive any such termination for three years following the date of such termination and,
         (ii) Executive shall continue to receive the compensation provided for in Section 4 for three years following the date of such termination.

            d. The provisions of Section 5 shall survive regardless of any termination of Executive's employment hereunder, whether voluntary of involuntary.

         8. NOTICE. For the purpose of this Agreement, notices and demands shall be deemed given when mailed by United States mail, addressed in the case of Bank to City National Bank of Sylacauga, Sylacauga, Alabama, Attention: Chairman of the Board of Directors, with a copy to WCC at Warrior Capital Corporation; P.O. Box 490, Warrior, Alabama 35180-0490, Attention: Chief Executive Officer; or in the case of Executive, to William P. Riley, 2120 Cahaba Crest Drive, Birmingham, AL 35242.

         9. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Alabama. This Agreement supersedes and cancels any prior employment agreement or understanding entered into between Executive and Employer or Executive and CNC or CNB.

         10. VALIDITY. The invalidity of any provision or provisions of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity of a portion of any provision of this Agreement affect the balance of such provision.

         11. PARTIES. This Agreement shall be binding upon and shall inure to the benefit of any successors or assigns to Bank or WCC. Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement or any portion hereof.

         12. DEFINITIONS. Any capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

         13. In the Event that CNC and WCC do not merge, then WCC shall be deemed released from this contract.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Executive and by a duly authorized officer of each of Bank and WCC as of the date first above written.


Witness:                               "Executive":

 /s/ Lisa Guy                          /s/ William P. Riley
- ----------------------------           ----------------------------------------
                                       William P. Riley



Attest:                                CITY NATIONAL BANK OF SYLACAUGA


By: /s/ F. Parker Cather               By:/s/ W. T. Campbell, Jr.
   -------------------------              -------------------------------------
Its: Secretary                         Its: Chairman of the Board of Directors

(Corporate Seal)





                                       WCC

Attest:
                                       WARRIOR CAPITAL CORPORATION

By:                                    By:
   -------------------------              -------------------------------------
Its: Secretary                         Its: Chief Executive Officer

(Corporate Seal)